UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

11000 Equity Dr., Suite 300, Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

(281) 999-0047

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2012, Superior Energy Services, Inc. (the “Company”), SESI, L.L.C., a wholly-owned subsidiary of the Company (“SESI”), and certain of its subsidiaries entered into three Supplemental Indentures with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Supplemental Indentures were entered into pursuant to those certain Indentures by and among the Company, SESI, certain of the Company’s other subsidiaries and the Trustee, dated as of (a) May 22, 2006 with respect to SESI’s 6 7/8% Senior Notes due 2014, (b) April 27, 2011 with respect to SESI’s 6.375% Senior Notes due 2019 and (c) December 6, 2011 with respect to SESI’s 7.125% Senior Notes due 2021.

The purpose of the Supplemental Indentures is to amend the respective Indentures to add five of the Company’s subsidiaries as guarantors with respect to the notes issued thereunder. Copies of the Supplemental Indentures are attached hereto as Exhibits 4.1, 4.2 and 4.3 and incorporated herein by reference. The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Supplemental Indenture, dated as of May 7, 2012, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

4.2	Supplemental Indenture, dated as of May 7, 2012, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

4.3	Supplemental Indenture, dated as of May 7, 2012, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor Chief Financial Officer

Dated: May 8, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of May 7, 2012, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

4.2	Supplemental Indenture, dated as of May 7, 2012, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

4.3	Supplemental Indenture, dated as of May 7, 2012, among Superior Energy Services, Inc., SESI, L.L.C., the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.